EXHIBIT 2

TRANSACTIONS

The following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through 4:00 p.m., New York City time, on December 16, 2013. Except as otherwise noted below, all such transactions were purchases or sales of Shares effected in the open market, and the table includes commissions paid in per share prices.

NATURE OF TRANSACTION	DATE OF TRANSACTION	AMOUNT OF SECURITIES		PRICE PER SHARE / PREMIUM PER OPTION
Corvex - Purchase of Call Options	10/31/2013	400,000	(1)	13.83	(2)
Corvex - Purchase of Call Options	11/1/2013	100,000	(1)	13.57	(2)
Corvex - Purchase of Call Options	11/5/2013	200,000	(1)	13.16	(2)
Corvex - Purchase of Call Options	11/7/2013	300,000	(1)	12.55	(2)
Corvex - Purchase of Call Options	11/20/2013	100,000	(1)	12.79	(2)
Corvex - Purchase of Call Options	11/21/2013	250,000	(1)	12.94	(2)
Corvex - Purchase of Call Options	11/27/2013	200,000	(1)	13.25	(2)
Corvex - Purchase of Call Options	11/29/2013	150,000	(1)	13.34	(2)
Corvex - Sale of Put Options	10/31/2013	400,000	(3)	0.01	(4)
Corvex - Sale of Put Options	11/1/2013	100,000	(3)	0.01	(4)
Corvex - Sale of Put Options	11/5/2013	200,000	(3)	0.01	(4)
Corvex - Sale of Put Options	11/7/2013	300,000	(3)	0.01	(4)
Corvex - Sale of Put Options	11/20/2013	100,000	(3)	0.01	(4)
Corvex - Sale of Put Options	11/21/2013	250,000	(3)	0.01	(4)
Corvex - Sale of Put Options	11/27/2013	200,000	(3)	0.01	(4)
Corvex - Sale of Put Options	11/29/2013	150,000	(3)	0.01	(4)
SCP LLC - Open Market Share Purchase	10/21/2013	25,000		35.95
SCP LLC - Open Market Share Purchase	10/21/2013	25,000		36.068
SCP LLC - Open Market Share Purchase	10/21/2013	25,000		36.156
SCP LLC - Open Market Share Purchase	10/21/2013	25,000		36.041
SCP LLC - Sale of FLEX Options	12/4/2013	1,700,000	(5)	0.19	(6)
SCP LLC - Cover Purchase of FLEX Options	12/4/2013	1,700,000	(5)	0.13	(8)
SCP LLC - Sale of FLEX Options	12/4/2013	2,250,000	(7)	0.37	(8)
SCP LLC - Cover Purchase of FLEX Options	12/4/2013	1,000,000	(7)	0.19	(16)
SCP LLC - Cover Purchase of FLEX Options	12/4/2013	1,000,000	(7)	0.18	(17)
SCP LLC - Sale of FLEX Options	12/4/2013	2,250,000	(9)	0.37	(8)
SCP LLC - Cover Purchase of FLEX Options	12/4/2013	1,000,000	(9)	0.16	(16)
SCP LLC - Cover Purchase of FLEX Options	12/4/2013	1,000,000	(9)	0.16	(17)
SCP LLC - Sale of FLEX Options	12/4/2013	1,700,000	(10)	0.19	(6)
SCP LLC - Cover Purchase of FLEX Options	12/4/2013	1,700,000	(10)	0.13	(8)
SCP LLC - Sale of FLEX Options	12/4/2013	2,250,000	(11)	0.37	(8)
SCP LLC - Cover Purchase of FLEX Options	12/4/2013	1,000,000	(11)	0.18	(16)
SCP LLC - Cover Purchase of FLEX Options	12/4/2013	1,000,000	(11)	0.165	(17)
SCP LLC - Sale of FLEX Options	12/4/2013	1,700,000	(12)	0.19	(6)
SCP LLC - Cover Purchase of FLEX Options	12/4/2013	1,700,000	(12)	0.13	(8)
SCP LLC - Sale of FLEX Options	12/4/2013	2,250,000	(13)	0.38	(8)
SCP LLC - Cover Purchase of FLEX Options	12/4/2013	1,000,000	(13)	0.21	(16)
SCP LLC - Cover Purchase of FLEX Options	12/4/2013	1,000,000	(13)	0.18	(17)
SCP LLC - Sale of FLEX Options	12/4/2013	1,700,000	(14)	0.19	(6)
SCP LLC - Cover Purchase of FLEX Options	12/4/2013	1,700,000	(14)	0.13	(8)
SCP LLC - Sale of FLEX Options	12/4/2013	2,250,000	(15)	0.39	(8)
SCP LLC - Cover Purchase of FLEX Options	12/4/2013	1,000,000	(15)	0.23	(16)
SCP LLC - Cover Purchase of FLEX Options	12/4/2013	1,000,000	(15)	0.18	(17)

(1)	Represents shares underlying American-style physically settled call options purchased in the over-the-counter market. These call options expire on October 31, 2014.
(2)	This amount represents the cost of an applicable American-style physically settled over the counter call option to purchase one Share. The per share exercise price of these call options is $22.
(3)	Represents shares underlying physically settled European-style put options sold in the over the counter market. These put options expire on the earlier of October 31, 2014 or the date on which the corresponding American-style call option described above in footnote 1 is exercised.
(4)	This amount represents the proceeds received from an applicable physically settled European-style over the counter put option to sell one Share. The per share exercise price of these put options is $22.00. This exercise price will be adjusted to account for any dividends or other distributions declared by the Issuer prior to exercise of the options.
(5)	Represents shares underlying American-style physically settled Flexible Exchange (“FLEX”) options purchased or sold, as applicable, in the open market. These FLEX options expire on January 18, 2014.
(6)	This amount represents the cost of an applicable physically settled American-style FLEX option to purchase or sell, as applicable, one Share. The per share exercise price of these FLEX options is $40.
(7)	Represents shares underlying American-style physically settled FLEX options purchased or sold, as applicable, in the open market. These FLEX options expire on January 17, 2015.
(8)	This amount represents the cost of an applicable American-style physically settled FLEX option to purchase or sell, as applicable, one Share. The per share exercise price of these FLEX options is $50.
(9)	Represents shares underlying American-style physically settled FLEX options purchased or sold, as applicable, in the open market. These FLEX options expire on November 22, 2014.
(10)	Represents shares underlying American-style physically settled FLEX options purchased or sold, as applicable, in the open market. These FLEX options expire on December 21, 2013.
(11)	Represents shares underlying American-style physically settled FLEX options purchased or sold, as applicable, in the open market. These FLEX options expire on December 20, 2014.
(12)	Represents shares underlying American-style physically settled FLEX options purchased or sold, as applicable, in the open market. These FLEX options expire on February 22, 2014.
(13)	Represents shares underlying American-style physically settled FLEX options purchased or sold, as applicable, in the open market. These FLEX options expire on February 21, 2015.
(14)	Represents shares underlying American-style physically settled FLEX options purchasd or sold, as applicable, in the open market. These FLEX options expire on March 22, 2014.
(15)	Represents shares underlying American-style physically settled FLEX options purchased or sold, as applicable, in the open market. These FLEX options expire on March 21, 2015.
(16)	This amount represents the cost of an applicable American-style physically settled FLEX option to purchase or sell, as applicable, one Share. The per share exercise price of these FLEX options is $60.
(17)	This amount represents the cost of an applicable American-style physically settled FLEX option to purchase or sell, as applicable, one Share. The per share exercise price of these FLEX options is $70.